Exhibit 10.3
SECOND AMENDMENT TO INVESTMENT AGREEMENT
     This SECOND AMENDMENT (this “Second Amendment”) to the Investment Agreement (the “Agreement”) dated as of October 24, 2005 and amended as of November 22, 2005 between Banco Santander Central Hispano, S.A., a Spanish sociedad anónima (“Buyer”), and Sovereign Bancorp, Inc., a Pennsylvania corporation (the “Company”), is made as of May 31, 2006, between Buyer and the Company.
     WHEREAS, in accordance with Section 13.02(a) of the Agreement, the parties wish to amend the Agreement in certain respects as more fully set forth below;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Amendment To Agreement
     Section 1.01 . Amendment to Section 1.01 (“Definitions”). The definition of “PA Law Termination Date” in Section 1.01(a) of the Agreement is hereby amended by adding after the word “Company” and before the word “by” the following: “, in each case”.
     Section 1.02 Amendment to Section 2.04 (“Gross Up Rights”).
     (a) Section 2.04(c)(iv) is hereby amended to replace the period at the end thereof with a semicolon.
     (b) Section 2.04(c) is hereby amended by adding at the end thereof the following proviso:
     “provided that if the treasury share exception to NYSE Rule 312.03 shall have been altered (on a basis which could reasonably apply to the purchase of Voting Securities contemplated by this Section 2.04(c)) or eliminated, or there shall be an outstanding proposal by the NYSE or the SEC to alter (on a basis which could reasonably be expected to apply to the purchase of Voting Securities contemplated by this Section 2.04(c)) or eliminate the treasury share exception, then in lieu of clause (i) above, and subject to Applicable Law, Buyer and its Affiliates shall have the option to purchase in open market transactions or from third parties that number of Voting Securities that Buyer or its Affiliates would otherwise have had the right to purchase pursuant to clause (i) above (up to the Permitted Limit). Upon the request of Buyer, the Company will promptly as practicable furnish Buyer with a statement setting forth the number of Treasury

Shares then held by the Company, specifying in reasonable detail the transactions giving rise to such Treasury Shares.”
ARTICLE 2
Miscellaneous
     Section 2.01 . Article 13 of the Agreement. All provisions of Article 13 of the Agreement, as amended hereby, shall continue to apply to the Agreement, as amended hereby, and Sections 13.01 to 13.09 shall apply to this Second Amendment, with each reference therein to “Agreement” deemed to be a reference to this Second Amendment.
     Section 2.02 . Effect on Investment Agreement. The amendments to the Agreement contemplated by this Second Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Agreement.
     Section 2.03 . Effectiveness. This Second Amendment shall become effective as of the date hereof. Upon effectiveness, the Agreement shall continue in full force and effect as amended by this Second Amendment in accordance with its terms and all references in the Agreement to the “Agreement” shall be deemed to mean the Agreement as amended by this Second Amendment.
     Section 2.04 . Entire Agreement. This Second Amendment, the Amendment dated November 22, 2005, the Agreement, the Registration Rights Agreement and the Voting Trust Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 2.05 . Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BANCO SANTANDER CENTRAL HISPANO, S.A.

By:	/s/ Juan Rodriguez Inciarte

Name: Juan Rodriguez Inciarte Title: Director General

SOVEREIGN BANCORP, INC.

By:	/s/ Mark R. McCollom

Name: Mark R. McCollom
Title: Chief Financial Officer